Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 11, 1999, except as to the third and fourth sentences of the first paragraph of Note 3 to which the date is March 31, 1999, relating to the financial statements, which are included in V-ONE Corporation's Annual Report on Form 10-K for the year ended December 31, 2000.


                                                  /s/ PricewaterhouseCoopers LLP


McLean, Virginia
May 18, 2000